Exhibit 99.1
Insteel Industries, Inc.
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer Insteel Industries, Inc. 336-786-2141, Ext. 3020
INSTEEL INDUSTRIES REPORTS SECOND QUARTER FINANCIAL RESULTS
MOUNT AIRY, N.C., April 22, 2010 — Insteel Industries, Inc. (NasdaqGS: IIIN) today reported net earnings of $1.6 million ($0.09 per share) for the second quarter of fiscal 2010 compared with a net loss of $16.4 million ($0.94 per share) in the second quarter of fiscal 2009. The net loss for the prior year quarter includes a pre-tax charge of $16.1 million ($0.58 per share after-tax) for inventory write-downs to reduce the carrying value of inventory to the lower of cost or market.
Net sales for the second quarter of fiscal 2010 increased 3.7% to $52.3 million from $50.4 million in the second quarter of fiscal 2009. Shipments for the second quarter of fiscal 2010 increased 34.7% from the second quarter of fiscal 2009 while average selling prices decreased 23.0%. On a sequential basis, shipments increased 25.7% from the first quarter of fiscal 2010 and average selling prices increased 0.9%.
For the first six months of fiscal 2010, net earnings were $0.5 million ($0.03 per share) compared with a net loss of $22.0 million ($1.27 per share) in the first six months of fiscal 2009. The six-month results include pre-tax charges of $1.9 million ($0.07 per share after-tax) in the current year period and $23.0 million ($0.82 per share after-tax) in the prior year period for inventory write-downs to reduce the carrying value of inventory to the lower of cost or market. Net sales for the first six months of fiscal 2010 decreased 16.7% to $93.5 million from $112.2 million in first six months of fiscal 2009. Shipments for the first six months of fiscal 2010 increased 18.5% from the first six months of fiscal 2009 while average selling prices decreased 29.7%.
Insteel’s financial results for the second quarter of fiscal 2010 were favorably impacted by the increase in shipments, widening spreads between selling prices and raw material costs, lower unit conversion costs and a lower effective income tax rate. The upturn in shipments during the quarter was primarily driven by customer inventory restocking and hedge buying in anticipation of future price increases together with the continued favorable effect of the PC strand trade cases against China, which more than offset the negative effect of adverse weather conditions and the reduced level of construction activity. Unit conversion costs benefited from increased operating schedules at Insteel’s manufacturing facilities during the quarter as the Company’s overall capacity utilization rose to 49% from 33% in the first quarter of fiscal 2010 and 35% in the second quarter of fiscal 2009. Insteel’s effective income tax rate decreased to 17.8% for the quarter from 35.8% in the prior year due to changes in the federal tax regulations regarding the carry-back of net operating losses, which increased the tax refund related to the prior year loss, together with changes in permanent book versus tax differences.
Operating activities provided $29.2 million of cash for the second quarter of fiscal 2010 while using $0.7 million in the second quarter of fiscal 2009. Cash provided by operating activities in the current year quarter was primarily attributable to the receipt of a $13.3 million income tax refund relating to the prior year loss and an increase in accounts payable resulting from higher raw material purchases. Capital expenditures for the six-month period were $0.9 million compared with $1.4 million for the same period
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1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144

last year and are expected to total less than $5.0 million for fiscal 2010. Insteel ended the quarter debt-free with $52.3 million of cash and cash equivalents.
Outlook
Commenting on the outlook for the remainder of fiscal 2010, H.O. Woltz III, Insteel’s president and CEO said, “Although our financial results for the second half of the fiscal year should benefit from the usual seasonal factors, we expect that end use consumption of our products will remain at depressed levels pending a sustained recovery in the construction sector. Private nonresidential construction has yet to show any signs of improvement due to the ongoing weakness in the economy and limited availability of project financing in the credit markets. The near-term outlook for public construction remains mixed as any favorable impact from federal stimulus funding is likely to be offset by the deteriorating fiscal positions of state and local governments.
Prices for hot-rolled steel wire rod, our primary raw material, have risen substantially since December 2009 and could continue to trend higher as there are further increases in the cost of scrap and other raw materials for wire rod producers. The timing and magnitude of these increases and the impact on selling prices for our products is uncertain at this time. However, considering our highly competitive cost structure, strong balance sheet and financial flexibility, we continue to believe that Insteel is ideally positioned to weather the ongoing challenges in our markets and capitalize on any strategic acquisition opportunities that may arise.”
Conference Call
Insteel will hold a conference call at 10:00 a.m. ET today to discuss its second quarter financial results. A live webcast of this call can be accessed on Insteel’s website at http://investor.insteel.com/ and will be archived for replay until the next quarterly conference call.
About Insteel
Insteel is one of the nation’s largest manufacturers of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets PC strand and welded wire reinforcement, including concrete pipe reinforcement, engineered structural mesh (“ESM”) and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates six manufacturing facilities located in the United States.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “intends,” “may,” “should” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in the Company’s periodic and other reports and statements that it files with the U.S. Securities and Exchange Commission (the “SEC”), in particular in its Annual Report on Form 10-K for the year ended October 3, 2009. You should carefully review these risks and uncertainties.
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Insteel Industries, Inc.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
It is not possible to anticipate and list all risks and uncertainties that may affect the Company’s future operations or financial performance; however, they include, but are not limited to, the following: general economic and competitive conditions in the markets in which the Company operates; credit market conditions and the relative availability of financing to the Company, its customers and the construction industry as a whole; the timing and magnitude of the impact of the federal infrastructure-related funding provided for under the American Recovery and Reinvestment Act and the anticipated resolution of a new multi-year federal transportation funding authorization; the reduced level of spending for nonresidential construction, particularly commercial construction, and the impact on demand for the Company’s concrete reinforcing products; the severity and duration of the downturn in residential construction and the impact on those portions of the Company’s business that are correlated with the housing sector; the cyclical nature of the steel and building material industries; fluctuations in the cost and availability of the Company’s primary raw material, hot-rolled steel wire rod, from domestic and foreign suppliers; the Company’s ability to raise selling prices in order to recover increases in wire rod costs; changes in U.S. or foreign trade policy affecting imports or exports of steel wire rod or the Company’s products, including the outcome of the trade cases that have been filed by domestic producers of PC strand regarding imports of PC strand from China; unanticipated changes in customer demand, order patterns and inventory levels; the impact of weak demand and reduced capacity utilization levels on the Company’s unit manufacturing costs; the Company’s ability to further develop the market for ESM and expand its shipments of ESM; the actual net proceeds realized and closure costs incurred in connection with the Company’s exit from the industrial wire business; legal, environmental, economic or regulatory developments that significantly impact the Company’s operating costs; unanticipated plant outages, equipment failures or labor difficulties; continued escalation in certain of the Company’s operating costs; and the other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended October 3, 2009 and in other filings made by the Company with the SEC.
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Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except for per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
	2010	2009	2010	2009

Net sales	$52,268	$50,404	$93,469	$112,203
Cost of sales	46,049	55,323	83,575	114,564
Inventory write-downs	—	16,121	1,933	22,955

Gross profit (loss)	6,219	(21,040)	7,961	(25,316)
Selling, general and administrative expense	4,182	4,368	7,924	9,101
Other income, net	(97)	(58)	(250)	(49)
Interest expense	147	189	295	337
Interest income	(14)	(7)	(26)	(102)

Earnings (loss) from continuing operations before income taxes	2,001	(25,532)	18	(34,603)
Income taxes	357	(9,150)	(503)	(12,622)

Earnings (loss) from continuing operations	1,644	(16,382)	521	(21,981)
Loss from discontinued operations net of income taxes of ($6), ($8), ($14) and ($31)	(10)	(13)	(23)	(49)

Net earnings (loss)	$1,634	$(16,395)	$498	$(22,030)

Per share amounts:
Basic:
Earnings (loss) from continuing operations	$0.09	$(0.94)	$0.03	$(1.27)
Loss from discontinued operations	—	—	—	—

Net earnings (loss)	$0.09	$(0.94)	$0.03	$(1.27)

Diluted:
Earnings (loss) from continuing operations	$0.09	$(0.94)	$0.03	$(1.27)
Loss from discontinued operations	—	—	—	—

Net earnings (loss)	$0.09	$(0.94)	$0.03	$(1.27)

Cash dividends declared	$0.03	$0.03	$0.06	$0.06

Weighted average shares outstanding
Basic	17,458	17,365	17,434	17,350

Diluted	17,647	17,365	17,643	17,350

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Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	April 3,	January 2,	October 3,
	2010	2010	2009
Assets
Current assets:
Cash and cash equivalents	$52,263	$24,334	$35,102
Accounts receivable, net	23,205	17,770	21,283
Inventories	32,160	38,449	38,542
Prepaid expenses and other	2,413	16,489	16,724

Total current assets	110,041	97,042	111,651
Property, plant and equipment, net	61,735	62,897	64,204
Other assets	5,343	4,833	4,382
Non-current assets of discontinued operations	1,880	1,880	1,880

Total assets	$178,999	$166,652	$182,117

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$19,368	$8,822	$23,965
Accrued expenses	5,837	5,906	5,215
Current liabilities of discontinued operations	222	213	219

Total current liabilities	25,427	14,941	29,399
Other liabilities	5,760	5,643	5,465
Long-term liabilities of discontinued operations	165	174	183
Shareholders’ equity:
Common stock	17,576	17,528	17,525
Additional paid-in capital	44,855	44,257	43,774
Retained earnings	87,736	86,629	88,291
Accumulated other comprehensive loss	(2,520)	(2,520)	(2,520)

Total shareholders’ equity	147,647	145,894	147,070

Total liabilities and shareholders’ equity	$178,999	$166,652	$182,117

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Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
	2010	2009	2010	2009
Cash Flows From Operating Activities:
Net earnings (loss)	$1,634	$(16,395)	$498	$(22,030)
Loss from discontinued operations	10	13	23	49

Earnings (loss) from continuing operations	1,644	(16,382)	521	(21,981)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used for) operating activities of continuing operations:
Depreciation and amortization	1,743	1,808	3,458	3,569
Amortization of capitalized financing costs	124	124	249	249
Stock-based compensation expense	616	551	1,103	985
Excess tax deficiencies (benefits) from stock-based compensation	8	43	(3)	(2)
Inventory write-downs	—	16,121	1,933	22,955
Loss on sale of property, plant and equipment	—	—	11	20
Deferred income taxes	128	(115)	(217)	339
Increase in cash surrender value of life insurance over premiums paid	(284)	—	(284)	—
Net changes in assets and liabilities:
Accounts receivable, net	(5,435)	2,206	(1,922)	26,228
Inventories	6,289	10,971	4,449	(6,808)
Accounts payable and accrued expenses	10,449	(6,382)	(4,076)	(28,162)
Other changes	13,969	(9,622)	14,258	(13,883)

Total adjustments	27,607	15,705	18,959	5,490

Net cash provided by (used for) operating activities — continuing operations	29,251	(677)	19,480	(16,491)
Net cash used for operating activities — discontinued operations	(11)	(11)	(40)	(28)

Net cash provided by (used for) operating activities	29,240	(688)	19,440	(16,519)

Cash Flows From Investing Activities:
Capital expenditures	(575)	(483)	(902)	(1,382)
Decrease (increase) in cash surrender value of life insurance policies	(299)	(364)	(410)	354
Proceeds from sale of property, plant and equipment	—	—	—	13
Proceeds from surrender of life insurance policies	—	413	—	413

Net cash used for investing activities — continuing operations	(874)	(434)	(1,312)	(602)

Net cash used for investing activities	(874)	(434)	(1,312)	(602)

Cash Flows From Financing Activities:
Proceeds from long-term debt	98	19,500	150	20,474
Principal payments on long-term debt	(98)	(19,100)	(150)	(20,074)
Cash received from exercise of stock options	67	53	84	66
Excess tax benefits (deficiencies) from stock-based compensation	(8)	(43)	3	2
Cash dividends paid	(527)	(525)	(1,053)	(9,804)
Other	31	1	(1)	(28)

Net cash used for financing activities — continuing operations	(437)	(114)	(967)	(9,364)

Net cash used for financing activities	(437)	(114)	(967)	(9,364)

Net increase (decrease) in cash and cash equivalents	27,929	(1,236)	17,161	(26,485)
Cash and cash equivalents at beginning of period	24,334	1,244	35,102	26,493

Cash and cash equivalents at end of period	$52,263	$8	$52,263	$8

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$22	$64	$46	$88
Income taxes	2	427	2	11,333
Non-cash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	6	(30)	98	170
Declaration of cash dividends to be paid	—	526	—	526
Restricted stock surrendered for withholding taxes payable	45	9	52	9
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Insteel Industries, Inc.